SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to [S] 240.14a-12

                       JACK HENRY & ASSOCIATES, INC.
             -----------------------------------------------
            (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-
           6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
           ________________________________________________________________
        2) Aggregate number of securities to which transaction applies:
           ________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ________________________________________________________________
        4) Proposed maximum aggregate value of transaction:
           ________________________________________________________________
        5) Total fee paid:
           ________________________________________________________________

      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  ________________________________________
        2) Form, Schedule or Registration Statement No.: ___________________
        3) Filing Party: ___________________________________________________
        4) Date Filed: _____________________________________________________

                        JACK HENRY & ASSOCIATES, INC.
                         663 Highway 60, P.O. Box 807
                            Monett, Missouri 65708


                NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS


 TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

 PLEASE TAKE NOTICE that the 2002 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held at the Monett City Park Casino, Monett, Missouri, on Tuesday, October 29, 2002, 11:00 a.m., local time, for the following purposes:

 (1) To elect six (6) directors to serve until the 2003 Annual Meeting of Stockholders;

 (2) To amend the 1996 Stock Option Plan to increase the number of shares available for issuance under the plan by an aggregate of 5,000,000 shares to 18,000,000; and

 (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

 The close of business on September 23, 2002, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

 The accompanying form of Proxy is solicited by the Board of Directors of the Company. Reference is made in the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

 ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               By Order of the Board of Directors


                               Janet E. Gray
                               Secretary

 Monett, Missouri
 September 24, 2002

                        JACK HENRY & ASSOCIATES, INC.
                         663 Highway 60, P.O. Box 807
                            Monett, Missouri 65708

                               PROXY STATEMENT
                 FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held Tuesday, October 29, 2002

 This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the
 Company's Board of Directors for use at the 2002 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held at the Monett City Park Casino, Monett, Missouri, at 11:00 a.m., local time, on Tuesday, October 29, 2002. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2002 Annual Report to Stockholders is expected to commence on or about October 1, 2002.

 The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

 If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proposal, including the election of directors, will require the affirmative vote of a majority of the shares of common stock voting in person or by Proxy at the Annual Meeting.

 Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.

 VOTING

 At the 2002 Annual Meeting, Stockholders will consider and vote upon:

      (1) The election of six (6) directors;
      (2) Amendment of the 1996 Stock Option Plan; and
      (3) Such other matters as may properly come before the Annual Meeting.

 Only stockholders of record at the close of business on September 23, 2002, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting. Stockholders are entitled to one vote for each share of Common Stock on each matter to be considered at the Annual Meeting.

 The Company's authorized capital stock currently consists of 250,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of August 19, 2002, there were 87,910,881 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting, of 19,549,746 shares of Common Stock, representing 22% of the shares entitled to vote at the 2002 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

 All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the six (6) persons nominated by the Board of Directors; and
 (2) FOR amendment of the 1996 Stock Option Plan; and (3) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the Proxy is granted.


 STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

 The following table sets forth information as of August 19, 2002, concerning the equity ownership of (a) those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company's Common Stock, (b) the directors, (c) the executive officers named in the Summary Compensation Table and (d) all of our directors and executive officers as a group:


                                      Number of Shares     Percentage of Shares
 Title of Class  Beneficial Owner    Beneficially Owned (1)   Outstanding (1)
 --------------  ------------------- ----------------------   ---------------
 $.01 par value   Michael E. Henry,       10,168,788             11.0%
 Common Stock     Vicki Jo Henry              (2)
                  and JKHY Partners
                  663 Highway 60
                  Monett, MO

                  Jerry D. Hall            4,870,239             5.3%
                  663 Highway 60              (3)
                  Monett, MO

                  John W. Henry            3,214,300             3.5%
                                              (4)

                  Tony L. Wormington        779,081                *
                                              (5)

                  George R. Curry           746,182                *
                                              (6)

                  James J. Ellis            587,896                *
                                              (6)

                  Terry W. Thompson         558,536                *
                                              (7)

                  John F. Prim              396,894                *
                                              (8)

                  Burton O. George          340,636                *
                                              (9)

                  Kevin D. Williams         146,869                *
                                             (10)

                  All directors and       22,084,500             24.0%
                  executive officers         (11)
                  as a group (11
                  persons)

        * Less than 1%

      (1) Information is set forth as of August 19, 2002. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) and Employee Stock Ownership Plans (the "Retirement Plans"), a participant has the right to direct the voting and disposition of shares allocated to his account.

      (2) Reflects information in filings with the SEC by Michael E. Henry, his sister Vicki Jo Henry and JHKY Partners, their family partnership. Michael E. Henry separately may be deemed to beneficially own 10,168,788 shares, including 148,836 shares held in the Michael E. Henry Annuity Trust, 65,652 shares allocated to his Retirement Plan accounts, 1,070,000 shares currently acquirable by exercise of outstanding stock options, 4,990,200 shares held by the Partnership, 3,291,600 shares held in a living trust and 600,000 shares held by the Henry Family Limited Partnership, both established by his mother, Eddina F. Mackey. Michael E. Henry may be deemed to share beneficial ownership in the shares held by the JKHY Partners, by the Eddina F. Mackey Trust and by the Henry Family Limited Partnership because he has been granted proxies to vote such shares. Vicki Jo Henry does not beneficially own any shares of common stock in her individual capacity and her business address is 6851 South Holly Circle, Suite 270, Englewood, Colorado, 80112. The business address of Michael E. Henry and JKHY Partners is reflected in the table.

      (3) Includes 195,782 shares held in the Retirement Plans for Mr. Hall's account and 208,038 shares beneficially owned by his wife.

      (4) Includes 170,023 shares held in the Retirement Plans for Mr. Henry's account.

      (5) Includes 260,000 shares that are currently acquirable by exercise of outstanding stock options and 139,641 shares held in the Retirement Plans for Mr. Wormington's account.

      (6) Each includes 210,000 shares that are currently acquirable by exercise of outstanding stock options.

      (7) Includes 80,000 shares that are currently acquirable by exercise of outstanding stock options and 4,566 shares held in the Retirement Plans for Mr. Thompson's account.

      (8) Includes 365,000 shares that are currently acquirable by exercise of outstanding stock options and 9,771 shares held in the Retirement Plans for Mr. Prim's account.

      (9) Includes 170,000 shares that are currently acquirable by exercise of outstanding stock options.

      (10) Includes 140,000 shares that are currently acquirable by exercise of outstanding stock options and 2,821 shares held in the Retirement Plans for Mr. Williams' account.

      (11) Includes 2,562,000 shares that are acquirable under outstanding stock options, and 656,550 shares held in the Retirement Plans for the accounts of the executive officers.




                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

 PROCEDURE

 At the meeting, the stockholders will elect six (6) directors to hold office for one-year terms ending at the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board of Directors has nominated the Company's six (6) current directors for reelection at the Annual Meeting.

 The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote "FOR" the election of the nominees named below.

 Each of the nominees has consented to serve as director for a one-year term. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.


 NOMINEES FOR ELECTION

 The directors and nominees for election as directors of the Company, as well as certain information about them, are as follows:

 Name               Position with Company                     Director Since
 ----               ---------------------                     --------------
 Michael E. Henry   Chairman, Chief Executive Officer and          1986
                    Director

 John W. Henry      Vice Chairman, Senior Vice President           1977
                    and Director

 Jerry D. Hall      Executive Vice President and Director          1977

 James J. Ellis     Director                                       1985

 Burton O. George   Director                                       1987

 George R. Curry    Director                                       1989


 The following information relating to the Company's directors and nominees for director, all of whom are United States citizens, is with respect to their principal occupations and positions during the past five years:

 Michael E. Henry, age 41, Chairman of the Board, Chief Executive Officer and Director. Mr. Henry, the son of John W. Henry and a director of the Company since 1986, has served as Chairman of the Board and Chief Executive Officer since October, 1994. He previously served as Vice Chairman and Senior Vice President from 1993 to 1994. He served as Manager of Research and Development from 1983 to 1993. He joined the Company in 1979.

 John W. Henry, age 67, Vice Chairman, Senior Vice President and Director. Mr. Henry, a co-founder and principal stockholder of the Company, has served as Vice Chairman since October, 1994. He previously served as Chairman of the Board from 1977 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as Chief Executive Officer from 1977 through 1988 and as President until 1989.

 Jerry D. Hall, age 59, Executive Vice President and Director. Mr. Hall, a co-founder and principal stockholder of the Company, has served as Executive Vice President since October, 1994. He previously served as Chief Executive Officer from 1990 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as President from 1989 through 1993 and as Vice President-Operations from 1977 through 1988.

 James J. Ellis, age 68, Director. Mr. Ellis, a director of the Company since 1985, has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. Mr. Ellis also serves as a director of Merit Medical Systems, Inc.

 Burton O. George, age 75, Director. Mr. George, a director of the Company since 1987, is retired. He previously had been in the banking business since 1958, and most recently served as Chairman of the Board and Chief Executive Officer of First National Bank of Berryville, Berryville, Arkansas from 1985 through 1989.

 George R. Curry, age 77, Director. Mr. Curry, a director of the Company since 1989, is Vice Chairman of Central Bank, Lebanon, Missouri, with which he has been affiliated since 1949, as well as President of Central Shares, Inc., a bank holding company.

              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

 The Board of Directors held six (6) meetings during the last fiscal year. The Board maintains an Audit Committee and a Compensation Committee of which Messrs. Curry, George and Ellis are members. The Board formed a Nominating Committee this year with Messrs. Curry, George and Ellis as voting members and Michel E. Henry as a non-voting member. Each director attended at least 75% of all meetings of the Board of Directors and all committees on which they served.

 The Compensation Committee establishes and reviews the compensation and benefits of the Executive Officers, considers incentive compensation plans for our employees and carries out duties assigned to the Committee under our stock option plans and our employee stock purchase plan. The newly formed Nominating Committee identifies, evaluates and recruits qualified individuals to stand for election to the Board of Directors. The Audit Committee makes recommendations to the Board regarding the selection and retention of an independent auditor, reviews the scope and results of the audit with the independent auditor and management, reviews and evaluates our audit and control functions, and regularly reviews regulatory compliance matters pertaining to our outsourcing services and business recovery operations. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee met four
 (4) times and the Compensation Committee met once during the last fiscal year. The Nominating Committee formed in the final quarter did not meet during the last fiscal year.

 DIRECTORS COMPENSATION

 The directors who are employed by the Company do not receive any separate compensation for service on the Board of Directors. Each non-employee director receives $1,200 for each Board of Directors meeting, $600 for each in-person committee meeting and $250 for each telephone committee meeting attended and is reimbursed for out-of-pocket expenses incurred in attending such meetings. Under the 1995 Non-Qualified Stock Option Plan, each non-employee director is also compensated by the annual grant of non-statutory stock options to purchase 30,000 shares of Common Stock, subject to an overall grant limitation under the plan of 300,000 shares to each individual director.


                            AUDIT COMMITTEE REPORT

 The Audit Committee of the Company's Board of Directors is composed of three independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached to the 2001 Proxy Statement. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. (the "NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

 The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

 In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the
 Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

 The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. These meetings without management present are held at least once each year.

 In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2002 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

                                    George R. Curry
                                    James J. Ellis
                                    Burton O. George
                                    Members of the Audit Committee

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 As of June 30, 2002, the executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:

                                                           Officer/Significant
            Name              Position with Company           Employee Since
 -------------------------    -------------------------       --------------
 Michael E. Henry             Chairman of the Board and            1983
                              Chief Executive Officer

 John W. Henry                Vice Chairman and Senior             1977
                              Vice President

 Jerry D. Hall                Executive Vice President             1977

 Terry W. Thompson            President                            1990

 John F. Prim                 Chief Operating Officer              2001

 Kevin D. Williams            Chief Financial Officer              2001
                              and Treasurer

 Marguerite P. Butterworth    Vice President                       1993

 Tony L. Wormington           Vice President                       1998


 The following information is provided regarding the executive officers and significant employees not already described herein, all of whom are United States citizens:

 Terry W. Thompson, age 52, President. In January 2001, Mr. Thompson was appointed by the Board of Directors to serve as President of the Company. He also served as Chief Operating Officer from January to June of 2001. He previously served as Vice President, Chief Financial Officer and Treasurer of the Company since 1990.

 John F. Prim, age 47, Chief Operating Officer. Mr. Prim has served as Chief Operating Officer since July 2001. Mr. Prim joined the Company in 1995 as part of the acquisition of the Liberty division of Broadway & Seymour, Inc. He previously served as General Manager of the E-Services Division from July 2000 to June 2001 and as General Manager of the OutLink Services Division from 1995 to 2000. The Company has announced a succession plan under which Mr. Prim will become President of the Company upon Mr. Thompson's retirement in January of 2003.

 Kevin D. Williams, age 43, Chief Financial Officer and Treasurer. In January 2001, Mr. Williams was appointed by the Board of Directors to serve as Chief Financial Officer and Treasurer of the Company. He previously served as Controller of the Company since joining the Company in 1998.

 Marguerite P. Butterworth, age 54, Vice President. Ms. Butterworth has served as Vice President since February of 1993. Ms. Butterworth joined the Company in 1983 and has been Hardware Manager since 1984.

 Tony L. Wormington, age 40, Vice President. Mr. Wormington has served as Vice President since October 1998. Mr. Wormington joined the Company in 1980 and has served as Research and Development Manager since 1993. Under the succession plan announced by the Company, Mr. Wormington will become Chief Operating Officer in January of 2003.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 The Company is required to identify any director, officer or greater than ten percent beneficial owners who failed to timely file with the Securities and Exchange Commission a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company's common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5.

 To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that JKHY Partners reported one transaction seven days late on a Form 4 and director James J. Ellis reported two gift transactions seven and twenty-one days late on Form 4's.

                            EXECUTIVE COMPENSATION

 The following table sets forth certain information with regard to the compensation paid to the Chief Executive Officer and to the Company's other four most highly compensated executive officers for the three years ended June 30, 2002.


 SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                           Annual Compensation         Shares
                                                                     Underlying
 Name and Principal Position           Year     Salary   Bonus (1)   Options (2)
 ---------------------------           ----    --------   --------     -------
 Michael E. Henry                      2002   $ 286,400  $   5,000           -
   Chairman and Chief Executive        2001     255,800      5,000           -
   Officer                             2000     247,647      5,000     200,000

 Terry W. Thompson                     2002     274,133      5,000           -
   President                           2001     210,176     45,000           -
                                       2000     139,133      5,000      40,000

 John F. Prim                          2002     242,466      5,000           -
   Chief Operating Officer             2001     164,967      5,000     225,000
                                       2000     149,758      5,000      40,000

 Kevin D. Williams                     2002     164,133      5,000           -
   Treasurer and Chief                 2001     144,040     35,000           -
   Financial Officer                   2000     126,843      5,000           -

 Tony L. Wormington                    2002     150,800      5,000           -
     Vice President                    2001     132,467      5,000           -
                                       2000     104,967      5,000      40,000

 (1) Includes corporate 401(k) matching contribution of $5,000 for each executive officer in each period.
 (2)  Adjusted for stock splits effected as dividends.


 Following is information with respect to stock options granted to and exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2002, together with the number of options outstanding as of such date. Data, as appropriate, have been adjusted for stock splits.

 OPTION GRANTS IN FISCAL 2002

 The Company did not grant options to any of the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2002.



 AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND JUNE 30, 2002, OPTION VALUES


                                                   Number of Shares                Value of
                       Shares                   Underlying Unexercised     Unexercised In-the-Money
                     Acquired on   Value          Options at 6/30/02          Options at 6/30/02
 Name                 Exercise   Realized     Exercisable  Unexercisable  Exercisable  Unexercisable
 ------------------   --------   --------     -----------  -------------  -----------  -------------
 Michael E. Henry      120,000  $2,701,386    1,070,000             -    $11,696,320         -

 Terry W. Thompson      52,400     962,534       80,000             -        426,350         -

 Kevin D. Williams           -           -      140,000             -      1,045,975         -

 Tony L. Wormington          -           -      260,000             -      2,961,800         -

 John F. Prim                -           -      365,000             -      1,159,000         -


                     EQUITY COMPENSATION PLAN INFORMATION

 The following table sets forth information as of June 30, 2002 with respect to the Company's equity compensation plans under which our Common Stock is authorized for issuance:

                                                          Number of securities
                                                          remaining available
                                                          for future issuance
                                                              under equity
                           Number of          Weighted-       compensation
                        securities to         average        plans (excluding
                        be issued upon     exercise price     securities in
                          exercise of      of outstanding    the first column
                      outstanding options     options         of this table)
                      -------------------  -------------- --------------------
 Equity Compensation
 Plans approved by
 security holders:

 1987 Stock  Option         1,328,850            $3.45                   0
 Plan (Employees)

 1995 Non-Qualified           600,000           $13.58             570,000
 Stock Option Plan
 (Non-employee
 Directors)

 1996 Stock Option          8,224,959           $15.64             968,940
 Plan (Employees)

 Equity Compensation           63,760            $9.65                   0
 Plans not approved
 by security holders
 (Plan assumed in
 acquisition and
 individual option
 contracts)


                        COMPENSATION COMMITTEE REPORT

 The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of three independent, non-employee directors of the Company. There was no insider participation on the Compensation Committee.

 The objectives of our executive officer compensation program are to:

           Encourage continuation of JHA's entrepreneurial spirit;

           Attract and retain highly qualified and motivated executives; and

           Encourage esprit de corps and reward outstanding performance.

 In meeting the foregoing objectives, the Compensation Committee strives for the interests of management and stockholders to be the same - the maximization of stockholder value. The components of the executive compensation program which are employed by the Committee to meet these goals include base salary, discretionary bonuses, and stock options.

 Salaries and bonuses are established at levels to compensate for the position held and contributions made by each executive. Recommendations regarding bonuses and increases in salary are based upon subjective evaluations of each individual's performance and contribution.

 Longer term incentives are provided by the award of stock options because the ultimate value of options granted will be determined by long-term growth in the Company's stock price. Awards of options are believed to help focus executives attention on managing the Company from the perspective of an owner with an equity stake in the business. This component of executive compensation is provided through the 1996 Stock Option Plan, under which the executive officers, and all other employees of the Company and its subsidiaries, are eligible to receive options. The Committee has discretion to designate optionees and to determine the terms of the options granted. However, option prices shall be fixed at not less than 100% of fair market value of the stock at the date of grant, and options may not be exercisable more than ten years after the date of grant.

 In employing the foregoing three elements of compensation, the Compensation Committee considers the experience, prior compensation levels, personal performance, number and value of previously granted options, and other subjective factors relating to each individual and seeks to optimize the balance between base salary, short-term and long-term incentives.

 The base salary of Chief Executive Officer Michael E. Henry was modestly increased in our 2002 fiscal year as a part of our efforts to bring the Company's low executive salaries closer to industry norms.

 The Compensation Committee notes that there is a $1,000,000 cap on the income tax deduction which may be taken with respect to any individual officer's compensation. While current cash compensation paid to our executive officers is substantially less than the cap, the ultimate value of stock options is not now known, and thus the cap may be important in some future year. The cap has been considered by the Committee and we intend to take the steps necessary to conform the Company's compensation structure to comply with the cap if the issue arises in a future period.

                                    George R. Curry
                                    Burton O. George
                                    James J. Ellis
                                    Members of the Compensation Committee

                             COMPANY PERFORMANCE

 The following graph presents a comparison for the five-year period ended June 30, 2002, of the market performance of the Company's common stock with the S & P 500 Index and an index of peer companies selected by the Company:

 The following information depicts a line graph with the following values:


                 JKHY    Peer Group  S&P 500
          1997  100        100         100
          1998  142.91     113.47      130.16
          1999  164.34     131.77      159.78
          2000  422.60     143.13      171.37
          2001  525.03     170.76      145.95
          2002  284.28     180.65      119.70


 This comparison assumes $100 was invested on July 1, 1997, and assumes reinvestments of dividends. Total returns are calculated according to market capitalization of peer group members at the beginning of each period. Peer companies selected are in the business of providing specialized computer software, hardware and related services to financial institutions and other businesses. Companies in the peer group are Bisys Group, Elite Information, Cerner Corp., Computer Science, Crawford & Co., Electronic Arts, First Data, Fiserv, Keane, National Data, Hyperfeed Technology, Rainbow Technology and SEI Investments.

                                  PROPOSAL 2
                           APPROVAL OF AMENDMENT TO
                            1996 STOCK OPTION PLAN

 INTRODUCTION

 At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the 1996 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance under the Plan by 5,000,000 shares, to an aggregate of 18,000,000 shares. The Board of Directors adopted the amendment, subject to stockholder approval at the Annual Meeting.

 The Company believes that long-term equity compensation in the form of stock options is critical in order to attract qualified employees to the Company and to retain and provide incentive to current employees, particularly in light of the competitive environment for talented personnel. As of June 30, 2002, there were 968,940 shares available for future grants under the Plan. The Board of Directors believes that the number of shares currently available under the Plan is insufficient in light of potential continued growth in the Company's operations, including potential increases in the number of employees. For this reason, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to increase the number of shares available for issuance under the Plan by 5,000,000 shares.

 The Board of Directors believes that the Company and its stockholders have benefited substantially over the years from the use of stock options as an effective means to secure, motivate and retain qualified and competent employees of the Company and its subsidiaries. Accordingly, the Board of Directors recommends that the stockholders vote FOR approval of the amendment of the Plan. Unless otherwise directed therein, the Proxies solicited hereby will be voted for approval of the amendment of the Plan.

 Although the Company is only proposing to amend the number of shares available for issuance under the Plan, set forth below is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices at 663 Highway 60, P.O. Box 807, Monett, Missouri 65708.


 GENERAL

 The purposes of the Plan are to obtain for the Company the benefits of the incentive inherent in the ownership of the Company s Common Stock by employees of the Company and its subsidiaries who are important to the success and the growth of the business of the Company, to help the Company retain the services of such persons, and to compensate such persons for their service to the Company and its subsidiaries. All employees of the
 Company and its subsidiaries are eligible for grants of options under the Plan. The number of employees of the Company and its subsidiaries eligible to participate in the Plan as of June 30, 2002 is 2,250.

 The aggregate number of shares which may be issued and as to which stock options may be granted under the Plan is 13,000,000 shares of Common Stock (excluding any increase by the proposed amendment), subject to proportionate adjustment by reason of merger, consolidation, reorganization, recapitalization, or exchange of shares or by stock dividend, stock split, combination of shares, or other changes in capital structure effected without receipt of consideration. If any stock option granted under the Plan expires, is surrendered in whole or in part, or terminates for any reason without being exercised in full, then the number of shares subject to the stock option will again be available for purposes of the Plan. The shares of Common Stock that may be issued under the Plan may be either authorized but unissued shares or treasury shares, or both.

 An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual has exercised the option, paid the option price and been issued a stock certificate for the purchased shares. Upon exercise of the option, payment of the option price and issuance of the stock certificate, the option holder shall have all of the rights of a stockholder with respect to such shares, including voting and dividend rights.


 ADMINISTRATION

 The Plan is administered by the Company's Board of Directors (the "Board"). The Board, however, may at any time appoint a committee (the "Committee") of two or more non-employee directors and delegate to such Committee administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to determine the person or persons to be granted options under the Plan, the number of such options, whether such options are to be incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified options ("Nonqualified Options") not intended to meet the requirements of Section 422, and the time or times at which options are to be exercisable. The Board or the Committee, as the case may be, has the power to interpret and amend the Plan, subject to further approval by the stockholders for certain amendments relating to option shares, grants, pricing, term and eligibility. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, are subject to the determination of the Board or the Committee, which will be final and binding.


 ELIGIBILITY AND GRANT OF STOCK OPTIONS

 The persons who shall be eligible to receive options pursuant to the Plan are such employees of the Company, and subsidiary corporations of the Company or any affiliated entity of the Company, as defined in the Plan, including employees who are also members of the Board, as the Board or the Committee shall from time to time select.

 The Board or the Committee shall have the full and absolute authority to determine the number of shares to be covered by granted options, whether options are to be Incentive Options or Nonqualified Options, as well as the time or times at which options are to be exercisable and such other terms and conditions as may be applicable to such options. However, no option granted under the Plan shall have a term in excess of 10 years from the grant date. Provided, further, that the aggregate fair market value of the Common Stock with respect to which Incentive Options granted under the Plan are exercisable shall not exceed $100,000 per grantee or such greater amount as may be permitted by later amendments to Section 422 of the Code.

 The option price per share shall be fixed by the Board or the Committee, but in no event shall the option price per share be less than 100% of the fair market value of a share of Common Stock on the date of the option grant. The Plan has specific provisions for determining the fair market value of Common Stock for the purpose of determining the option price. As of August 19, 2002 the last sale price of Common Stock, as reported on the NASDAQ Stock Market, was $16.29 per share.


 PERMITTED TRANSFERS

 For the first 6 months after the date of grant, no option granted under the plan shall be transferable by the optionee other than by will or by the laws of descent and distribution. Thereafter, options may be transferred during the lifetime of an optionee to any Permitted Transferee, as defined under the Plan. Permitted Transferees include members of the immediate family of the optionee and any trust established for the benefit of the optionee or the optionee's immediate family members. Immediate family member means the optionee's spouse, children and grandchildren and any partnership, corporation, limited liability company or other entity, all the beneficial interest in which are held by the optionee or immediate family members. Permitted Transferees may only transfer options to other Permitted Transferees of the optionee. Notwithstanding any of the foregoing, Incentive Options shall be exercisable only by the optionees and shall not be assignable or transferrable by the optionee otherwise than by will or by the laws of decent and distribution.


 ADJUSTMENT OF SHARES

 If any changes made in the shares subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Board or the Committee in or for such shares (including adjustments in the maximum number of shares subject to the Plan and the number of such shares and price per share subject to the Plan and the number of such shares and price per share subject to outstanding options granted under the Plan) as the Board or the Committee, in its sole discretion shall deem equitable to prevent dilution or enlargement of option rights.


 SURRENDER AND TERMINATION OF OPTIONS

 In the event of a sale of all or substantially all of the assets of the Company or 50% or more of the outstanding voting stock of the Company by means of a sale, merger, reorganization or liquidation, the Board shall have discretionary authority to authorize the surrender of all unexercised options in exchange for a cash distribution equal in amount to the difference between (i) the fair market value at the authorized surrender date of the shares for which the surrendered option or portion thereof is at the time exercisable, and (ii) the aggregate option price payable for such shares.

 Further, if, in connection with any such sale, merger, reorganization or liquidation, a provision is made for each outstanding option to either be assumed by the successor corporation (or parent thereof) or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), each person holding unexercised options shall be entitled to have such options assumed by the successor corporation (or parent thereof) or replaced with a comparable option, as the case may be. The determination of option comparability will be made by the Board, and its determination shall be final, binding and conclusive.


 AMENDMENT AND TERMINATION OF THE PLAN

 The Board shall have the exclusive power and authority to amend or modify the Plan in any or all respects, whatsoever; provided, however, that no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the stockholders of the Company, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments; (ii) materially modify the eligibility requirements for the grant of options under the Plan; or (iii) make any other changes in the Plan which require stockholder approval pursuant to Section 422 of the Code.

 The Plan, unless sooner terminated, shall terminate at the close of business on November 1, 2006. While there are no current plans to do so, the Board has the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 100% of fair market value on the new grant date.


 PLAN BENEFITS

 The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information with respect to the stock options granted (both exercised and unexercised) under the Plan through June 30, 2002, to the named executive officers, all current executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the Plan.


                           Number Of Shares Subject      Weighted Average
                           To Options Granted Under       Exercise Price
 Name                           The 1996 Plan                Per Share
 ----                      ------------------------      ----------------
 Michael E. Henry                  400,000                  $10.394532

 Terry W. Thompson                  80,000                  $11.453125

 John F. Prim                      305,000                  $23.032787

 Kevin D. Williams                 160,000                   $9.21875

 Tony L. Wormington                 80,000                  $11.453125

 All current executive           1,105,000                  $13.942591
 officers as a group
 (8 persons)

 All current directors                0                         0
 (other than executive
 officers) as a group
 (3 persons, none eligible
 for grant under the Plan)

 All employees (excluding       11,296,960                  $13.74555
 executive officers) as a
 group (721 persons)



                       FEDERAL INCOME TAX CONSEQUENCES

 The following is a brief summary of the principal federal income tax consequences of the grant and exercise of non-statutory and statutory stock options under present law.


 TAX TREATMENT - NONQUALIFIED STOCK OPTIONS

 An optionee does not recognize any taxable income for federal income tax purposes upon receipt of a Nonqualified (non-statutory) Option.

 Upon the exercise of a Nonqualified Option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise. If the option price is paid in whole or in part with shares of Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received on the date of exercise. Individuals are subject to special Federal income tax rules upon the exercise of a Nonqualified Option (i) if the exercise is within six months of the date of grant, or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise.

 In each instance that an amount is treated as compensation received by the individual, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid to the optionee in such taxable year.


 TAX TREATMENT - INCENTIVE STOCK OPTIONS

 The grant of an Incentive (statutory) Option pursuant to Section 422 of the Code has no tax consequences to the optionee. Thus, optionees have no income from the receipt of Incentive Options, and the Company has no business expense deductions from the grant of the Incentive Option.

 When the Incentive Option is exercised, no income is attributed to the optionee to whom stock is transferred. However, to obtain this tax deferred treatment, the individual must maintain the shares he or she acquires through the exercise of the Incentive Option for the required holding period. In short, there must be no disposition of the stock: (i) within two years after the option is granted, or (ii) within one year after the stock is transferred to the optionee. These holding period requirements do not apply to Incentive Options that are exercised after the employee's death. If an individual fails to hold the stock for the requisite holding period, the tax is deferred only until the tax year in which the stock is disposed of, and the gain is treated as ordinary income. On the other hand, when the requisite holding periods are met, an individual is taxed at capital gains rate when stock obtained pursuant to the exercise of the Incentive Option is sold.


 VOTE REQUIRED

 The affirmative vote of the holders of a majority of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the proposed amendment of the Plan. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "AGAINST" the proposed amendment.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 During the fiscal year ended June 30, 2002, the Company paid $727,788 to Group VI InterMedia, LLC for marketing and advertising services. Group VI InterMedia, LLC is owned by Christopher Harding and Vicki Jo Henry who are husband and wife. Vicki Jo Henry is the daughter of John W. Henry, Director and Senior Vice President of the Company and the sister of Michael E. Henry, Chairman of the Board and Chief Executive Officer of the Company. Vicki Jo Henry is also a general partner in JKHY Partners, a family partnership which owns 5.4% of the common stock of the Company. The Company believes that the rates and charges incurred in the transactions with Group VI InterMedia, LLC are reasonable and competitive with other marketing and advertising providers of comparable services.


                             INDEPENDENT AUDITORS

 Deloitte & Touche LLP, certified public accountants, served as independent auditors for the Company for the year ended June 30, 2002. The Company has not selected its auditors for the current year, because the Company does not select its auditors until after the final Audit Committee meeting on the prior year's audit is held. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


                        PRINCIPAL ACCOUNTING FIRM FEES

 Audit Fees. The aggregate fees billed by the Company's accounting firm, Deloitte & Touche LLP, for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended June 30, 2002 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Forms 10-Q for that fiscal year were $178,550.

 Financial Information Systems Design and Implementation Fees. No fees were billed by Deloitte & Touche LLP to the Company for professional services with regard to financial information systems design and implementation.

 All Other Fees. The aggregate fees billed for services rendered by Deloitte & Touche LLP for the year ended June 30, 2002, other than the services described above, were $58,660.

 The Audit Committee determined that the provision of non-audit services did not negatively impact the maintenance of the auditors' independence


                            STOCKHOLDER PROPOSALS

 Stockholders who intend to present proposals for inclusion in the proxy statement and form of proxy for the 2003 Annual Meeting of Stockholders must submit their proposals to the Company's Secretary on or before June 6, 2003. A shareholder who wishes to present a proposal at the 2003 Annual Meeting, but who does not request inclusion in the proxy statement, must submit the proposal to the Company's Secretary by September 13, 2003.


                       COST OF SOLICITATION AND PROXIES

 Proxy solicitation is being made by mail, although it may also be made by telephone, telegraph or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.


                             FINANCIAL STATEMENTS

 Consolidated financial statements of the Company are contained in the 2002 Annual Report which accompanies this Proxy Statement, and are incorporated herein by reference.


                                OTHER MATTERS

 The Board of Directors knows of no matters that are expected to be presented for consideration at the 2002 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

 By Order of the Board of Directors

 /s/ Michael E. Henry
 ---------------------
 Michael E. Henry
 Chairman of the Board

 Monett, Missouri
 September 25, 2002






 A copy of the Company's Annual Report is included herewith. The Company will furnish without charge a copy of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission upon written request directed to Kevin D. Williams, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708.

                                   PROXY CARD

  PROXY

  Jack Henry & Associates, Inc.            This proxy is Solicited on
  663 Highway 60                           Behalf of the Board of Directors
  P.O. Box 607
  Monett, Missouri 65708                   The undersigned hereby appoints
                                           Michael E. Henry and Terry W.
                                           Thompson as Proxies, each with the
                                           power to appoint his or her
                                           substitute, and hereby authorizes
                                           them to represent and to vote, as
                                           designated below, all the shares
                                           of common stock of Jack Henry &
                                           Associates, Inc. held of record by
                                           the undersigned on September 23,
                                           2002, at the annual meeting of
                                           shareholders to be held on October
                                           29, 2002 or any adjournment
                                           thereof.

  1.  ELECTION OF DIRECTORS

      [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
          (except as marked to the             to vote for all nominees
          contrary below)                      listed below

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

      J. Henry,   J. Hall,   M. Henry,   J. Ellis,   B. George,   G. Curry


 2. To approve an amendment to the 1996 Stock Option Plan to increase the number of shares available for issuance under the plan by an aggregate of 5,000,000 shares to 18,000,000:

 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 [Map of Jack Henry Corporate Offices & Monett City Park Casino Appears Here]

 This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and for 2.

 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                           Dated ______________________, 2002

                                           ----------------------------------
                                           Signature

                                           ----------------------------------
                                           Signature if held jointly

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THE PROXY CARD PROMPTLY USING THE
                                           ENCLOSED ENVELOPE

                                  APPENDIX

                        JACK HENRY & ASSOCIATES. INC.
                            1996 STOCK OPTION PLAN
                                 (as amended)


      1.   PURPOSES OF THE PLAN

           This 1996 Stock Option Plan (the "Plan") is intended to promote the interests of JACK HENRY & ASSOCIATES, INC. ("JHA") by providing a method whereby those employees of JHA or its subsidiaries who are primarily responsible for the management, growth and financial success of JHA and its subsidiaries may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest in JHA and remain in the service and employ of JHA or its subsidiaries.

      2.   ADMINISTRATION OF THE PLAN

           (a) The Plan shall be administered by the Board of Directors (the "Board") of JHA. The Board, however, may at any time appoint a committee ("Committee") of two (2) or more non-employee directors and delegate to such Committee one or more of the administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to determine the person or persons to be granted options under the Plan, the number of shares to be covered by such options, whether such options are to be incentive stock options ("Incentive Option") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified options not intended to meet the requirements of Section 422A, and the time or times at which options are to be exercisable. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

           (b) References to the Committee in various sections of the Plan shall be of no force or effect unless the Committee is at the time responsible for the administration of the section of the Plan which includes the reference to the Committee. The Board is authorized (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Board or the Committee, as the case may be, shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

           (c) All determinations made and other actions taken by the Board or Committee shall be made by the affirmative vote of a majority of the members of the Board or Committee, but any determination or action reduced to writing and signed by a majority of the members of the Board or Committee shall be fully as effective as if it had been made or taken by a majority vote at a meeting duly called and held.

      3.   ELIGIBILITY FOR OPTION GRANTS

           (a) The persons who shall be eligible to receive options pursuant to the Plan are such employees of JHA, any Subsidiary Corporation of JHA ("Subsidiary Corporation") or any Affiliated Company of JHA, as hereinafter defined, including employees who are members of the Board of JHA, as the Board or Committee shall from time to time select. As used herein, the term "Subsidiary Corporation" shall be defined as set forth in Section 425(f) of the Code.

           (b) The Board or Committee shall have full authority to determine the number of shares to be covered by granted options, whether options are to be Incentive Options under Section 422A of the Code or nonqualified options not intended to meet the requirements of
      Section 422A, the time or times at which options are to be exercisable, and such other terms and conditions as may be applicable to such options.

      4.   STOCK SUBJECT TO THE PLAN

           (a) The stock issuable under the Plan shall be shares of JHA authorized but unissued or reacquired Common Stock par value $.01 ("Common Stock"). The aggregate number of shares which may be issued under the Plan shall  not exceed Eighteen Million (18,000,000) shares.
       The total  number of shares issuable under the  Plan shall be subject to  adjustment from  time to  time in  accordance with  subsection (c)
      below. [Reflects amendments of 11-29-99 and 8-27-02, and stock splits through 3-2-01.]

           (b) Should an option expire, be surrendered in whole or in part or terminate for any reason without being exercised, then the shares subject to the portion of the option expired, surrendered or not so exercised shall be available for subsequent option grants under the Plan; provided, however, shares subject to any option or portion thereof surrendered in accordance with Section 7 of the Plan shall not be available for subsequent option grants under the Plan.

           (c) In the event any change is made to the Common Stock issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, or exchange of shares or by stock dividend, stock split, combination of shares, or other change in capital structure effected without receipt of consideration), then unless such change results in the termination of all outstanding options pursuant to the provisions of Section 7 of the Plan, such adjustments shall be made in the maximum number and/or class of shares issuable under the Plan and in the number, class of shares and/or the option price per share of the stock subject to each outstanding option as may be determined by the Board to be appropriate in order to prevent the dilution of benefits hereunder or under outstanding options.

      5.   TERMS AND CONDITIONS OF OPTIONS

           (a) Option Agreements. The granting of an option hereunder shall occur at the time the Board or Committee adopts a resolution granting an option pursuant to this Plan or at such later date as may be specified by the Board or the Committee in such resolution (the "Grant Date"). Options granted pursuant to the Plan shall be evidenced by instruments in such form and containing such terms and conditions as the Board shall from time to time authorize; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified in this Section 5.

           (b)  Option Price.

           (1) The option price per share shall be fixed by the Board or Committee, but in no event shall the option price per share be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant.

           (2) The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

           (A) full payment in cash, or by check or wire transfer payable to JHA;

           (B) full payment in shares of Common Stock having a fair market value on the Exercise Date (as such term is defined below) equal to the option price; or

           (C) any combination of cash, check or wire transfer payable to JHA and/or shares of Common Stock valued at fair market value on the Exercise Date, equal in the aggregate to the option price.

      For purposes of this subsection (2), the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to JHA, together with payment of the option price for the purchased shares. [Reflects amendment of 8-27-02]

           (3) The fair market value of a share of Common Stock on any relevant date under subsections (1) and (2) above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

           (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the fair market value shall be the reported closing price of one share of Common Stock on the valuation date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers, Inc. through its NASDAQ system or any successor system. If there is no reported closing price on the valuation date, then the mean between the last reported bid price and last reported asked price (or, if available, the closing price) on the last date preceding the valuation date for which such quotations or prices existed shall be determinative of fair market value. [Reflects amendment of 8-27-02]

           (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the reported closing price of one share of Common Stock on the valuation date on the stock exchange determined by the Board or Committee to be the primary market for the Common Stock, as such price is officially quoted by such exchange. If there is no reported closing price on such exchange on the valuation date, then the fair market value shall be the mean between the last reported high and low sales prices (or, if available, the closing price) on the exchange on the last date preceding the valuation date for which such quotations exist. [Reflects amendment of 8-27-02]

           (C) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including valuations of the stock performed by independent appraisers selected by the Board.

           (c) Term and Exercise of Options. Each option granted under the Plan shall become exercisable at such time or times and upon fulfillment of such conditions as are determined by the Board and for such period of time thereafter and for such number of shares as shall be determined by the Board or Committee and set forth in the instrument evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date.

           (d) Assignability. For the first six (6) months after the date of grant, no option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution. Following the first six (6) months after the date of grant, options may be transferred during the lifetime of an optionee, to any "Permitted Transferee". "Permitted Transferees" shall include members of the immediate family of the optionee, any charity qualified under 501(c)(3) of the Internal Revenue Code and any trust established for the benefit of the optionee or the optionee's immediate family members. For this purpose, "immediate family member" shall mean the optionee's spouse, children, step-children, grandchildren and step-grandchildren and any partnership, corporation, limited liability company or other entity, all the beneficial interests in which are held by the optionee or immediate family members. Permitted Transferees may only transfer options to other Permitted Transferees of the optionee. JHA may disregard any transfer of an option which has not been properly registered with JHA or its agents. In the event of a death of a Permitted Transferee who held options at death, such options shall thereafter be exercisable, as provided in subsection
      (f)(3), by such person(s) entitled to do so under the will of the Permitted Transferee, or by the legal representative of the Permitted Transferee.

           (e)  Employment Status.  For  purposes  of  Section  (f)  of this
      Section 5, an optionee shall be deemed to be an employee of JHA if such optionee is employed by i) JHA; ii) a Parent Corporation (as that term is defined in Section 425(e) of the Code) of JHA ("Parent Corporation"); iii) a Subsidiary Corporation of JHA; or iv) any corporation in which JHA directly or indirectly owns stock possessing at least twenty percent (20%) of the total combined voting power of all classes of stock:, or any partnership in which JHA directly or indirectly owns at least twenty percent (20%) of the capital interest or profits interest ("Affiliated Company") (JHA and all such other companies are sometimes hereinafter referred to as the "employer corporation"); provided, however, that if an optionee is employed by an Affiliated Company, no shares of stock acquired by such optionee upon exercise of an Incentive Option will be eligible to qualify for tax treatment under Section 422A of the Code unless such optionee was employed by JHA, a Subsidiary Corporation or a Parent Corporation of JHA on the date such Incentive Option was granted and such optionee acquires such stock by exercising such Incentive Option not later than three (3) months from the date such optionee is last employed by JHA, a Subsidiary Corporation or a Parent Corporation of JHA.

           (f)  Effect of Termination of Employment

           (1) In the event the employment of an employee to whom an option has been granted under the Plan shall be terminated other than by reason of permanent disability within the meaning of Section 22 (e) (3) of the Code, retirement pursuant to any retirement plan of an employer corporation, or by death, then (i) all unvested options shall immediately terminate and (ii) all vested and exercisable options held by such employee under the Plan shall terminate and no longer be exercisable after 30 days following the date of such termination of employment (but in any event not later than the termination date of the option). Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be in the employ of JHA. The option agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence. If an interest in an option granted under the Plan is required by law to be transferred to a non-employee spouse of the Optionee pursuant to an order of a court in a divorce proceeding, such option must be exercised by the non-employee spouse within thirty (30) days following such transfer. If the non-employee spouse fails to exercise the option within the thirty day period, such option shall be deemed to be terminated and forfeited notwithstanding any vesting or other terms herein. [as amended 1-28-00 and 4-26-01]

           (2) If an employee holding an option which has not expired or terminated shall become permanently disabled within the meaning of
      Section 22(e) (3) of the Code, then the employee shall have a period of one (1) year from the date of cessation of employee status during which to exercise such option or options for the number of shares for which such option or options are exercisable on the date of cessation of employee status, but in no event shall such options be exercisable after the specified expiration date of the option term. Upon the expiration of such limited period of exercisability, or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

           (3) If an employee holding an option which has not expired or terminated shall retire pursuant to any retirement plan of any employer corporation, then the employee shall have a period of three (3) months from the date of cessation of employee status during which to exercise such option or options for the number of shares for which such option or options are exercisable on the date of cessation of employment status, but in no event shall such options be exercisable after the specified expiration date of the option. Upon the expiration of such limited period of exercisability, or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

           (4) If a person holding an option which has not expired or terminated shall die, then the estate of the decedent or the person or persons to whom his or her rights under the option were transferred by will or by the laws of descent and distribution shall have a period of one (1) year from the date of death during which to exercise such option or options for the number of shares as to which the decedent could have exercised such option at the time of his or her death, but in no event shall such options be exercisable after the specified expiration date of the option term. Any such exercise shall be effected by written notice to the Board from the persons entitled to exercise the option and the person or persons giving the same shall furnish to the Board such other documents or papers as the Board may reasonably require, including, without limitation, evidence of the authority of such person or persons to exercise the option and evidence satisfactory to the Board that any death taxes payable with respect to such shares have been paid or provided for. Upon the expiration of such limited period of exercisability, or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

           (g) Stockholder Rights. An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares. Upon exercise of the option, payment of the option price and issuance of the stock certificate, the option holder shall have all of the rights of a stockholder with respect to such shares including voting and dividend rights, subject only to the provisions of this Plan and other instruments implementing the provisions hereof.

            (h) Change in Option Terms. Notwithstanding the terms of this Plan or of individual option agreements granted hereunder, the Board or Committee may, in its discretion, upon the death, disability or termination of employment of the option holder, extend the term of the option or accelerate vesting thereof. In no event, however, shall the term of any option be extended to a date after ten (10) years from the grant date. [Added 8-27-02]

      6.   INCENTIVE OPTIONS.

           (a) The additional terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Options which are specifically designated as "nonqualified" options when issued under the Plan shall not be subject to such additional terms and conditions.

           (1) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock with respect to which Incentive Options granted under the Plan (or any other plan of JHA or its parent or subsidiary corporations) are exercisable for the first time by any optionee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such greater amount as may be permitted under subsequent amendments to
      Section 422A of the Code.

           (2) Ten Percent (10%) Shareholder. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under
      Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of JHA or any one of its Parent or Subsidiary Corporations, then the following special provisions shall be applicable to the Incentive Option granted to such individual:

           (A) The option price per share of the Common Stock subject to such Incentive Option shall not be less than one hundred ten percent (110%) of the fair market value of one share of Common Stock on the date of grant; and

           (B)  No such Incentive Option shall have a term in excess of  five
                (5) years from the date of grant.

           (3) Assignability. During the lifetime of the optionee, the Incentive Option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

           (b)  Except as  modified  by  the  preceding  provisions  of this
      Section 6, all the provisions of the Plan shall be applicable to Incentive Options granted hereunder.

      7.   SURRENDER AND TERMINATION OF OPTIONS.

            (a) If either JHA or its stockholders enter into an agreement to dispose of all or substantially all of the assets of JHA or fifty percent (50%) or more of the outstanding voting stock of JHA by means of a sale, merger, reorganization or liquidation, then the Board shall have the discretionary authority, exercisable upon such terms and conditions as it deems appropriate, to authorize the surrender of all unexercised options in exchange for a cash distribution equal in amount to the difference between i) the fair market value at the authorized surrender date of the shares for which the surrendered option or portion thereof is at the time exercisable, and ii) the aggregate option price payable for such shares.

           (b) If, in connection with any such sale, merger, reorganization or liquidation, provision is made for each outstanding option to either be assumed by the successor corporation (or parent thereof) or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), each person holding unexercised options shall be entitled to have such options assumed by the successor corporation (or parent thereof) or replaced with a comparable option, as the case may be. The determination of option comparability will be made by the Board, and its determination shall be final, binding and conclusive.

           (c) Upon consummation of such sale, merger, reorganization or liquidation, all outstanding options under the Plan shall terminate and cease to be exercisable, unless assumed by the successor corporation (or parent thereof).

           (d) The grant of options under the Plan shall in no way restrict or affect the right of JHA or its stockholders to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      8.   CANCELLATION AND NEW GRANT OF OPTIONS.

           The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefore new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than one hundred percent (100%) of fair market value on the new grant date.

      9.   AMENDMENT OF THE PLAN.

           The Board shall have the exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the stockholders of JHA, i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under
      Section 4(c); ii) materially modify the eligibility requirements for the grant of options under the Plan; or iii) make any other changes in the Plan which require stockholder approval pursuant to Section 422A of the Internal Revenue Code.

      10.  EFFECTIVE DATE AND TERM OF PLAN.

           (a) The Plan shall become effective upon the later of i) November 1, 1996 or ii) the date the Plan shall have been approved by the JHA stockholders. The Board or Committee may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan. The JHA 1987 Stock Option Plan shall terminate upon the effective date of this Plan, provided that all options then outstanding under the 1987 Stock Option Plan shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

           (b) Unless sooner terminated by the Board or otherwise, the Plan shall terminate upon the earlier of i) the tenth (10th) anniversary of the effective date of the Plan, or ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

           (c) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter approved by the stockholders of JHA, and ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

      11.  USE OF PROCEEDS.

           The proceeds received by JHA from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

      12.  STOCK RESERVE.

           JHA shall, at all times during the term of this Plan, reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Plan. Such obligation to reserve shares of stock shall apply only with respect to options actually outstanding under this Plan and not with respect to the total number of shares available under this Plan for which options have not been granted.

      13.  LISTING, REGISTRATION AND COMPLIANCE WITH LAWS AND REGULATIONS .

           Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing of the shares subject to the option upon any securities exchange or the registration or qualification of such shares under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board, and the option holder will supply JHA with such certificates, representations and information as JHA shall request and shall otherwise cooperate with JHA in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Board may at any time impose any limitations upon the exercise of an option which, in the Board's discretion, are necessary or desirable to permit transactions hereunder by such persons to comply with Section 16(b) and the rules and regulations thereunder. If JHA, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any options may be exercised, the Board may, in its discretion and without the option holders' consent, so reduce such period on not less than fifteen (15) days' written notice to the option holders.

      [Plan as amended to 8-27-02]